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                                                                    EXHIBIT 23.7

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION


    We hereby consent to the reference to our opinion dated January 11, 2001 as delivered to the Board of Directors of Firstar Corporation, and inclusion thereof in its entirety, in the proxy statement/ prospectus included in this Registration Statement on Form S-4 of U.S. Bancorp. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the registration statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                  CREDIT SUISSE FIRST BOSTON CORPORATION

                                          /s/ Credit Suisse First Boston


                                          New York, NY
                                          January 11, 2001